UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 28, 2017

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South Cherry Street, Suite 1000

Denver, Colorado 80246

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2017, the Board of Directors (the “Board”) of Enservco Corporation (the “Company”) approved two discretionary bonus payments to Ian E. Dickinson, the Company’s Chief Executive Officer, in the aggregate amount of $125,000, which will be paid on September 15, 2017. The first bonus payment, in the amount of $75,000, is in recognition of Mr. Dickinson’s efforts in negotiating the refinancing of the Company’s revolving credit facility that occurred in August, 2017. The second bonus payment, in the amount of $50,000, is in recognition of Mr. Dickinson’s significant contributions to the Company since he was appointed as the Company’s Chief Executive Officer on May 9, 2017. Pursuant to the Employment Agreement between the Company and Mr. Dickinson effective May 9, 2017, a copy of which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on May 11, 2017, Mr. Dickinson is eligible to receive discretionary bonuses in addition to his base salary, to be awarded in such amounts as the Board may determine.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: September 1, 2017	By:	/s/ Ian Dickinson
Ian Dickinson
Chief Executive Officer

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